Exhibit 23.1:

Consent of Independent Registered Public Accounting Firm

Hudson Technologies, Inc.

Woodcliff Lake, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-251646) and Form S-8 (No. 333-129057, No. 333-164650, No.333-202955, No. 333-228971 and No. 333-239561) of Hudson Technologies, Inc. of our reports dated March 24, 2022, relating to the consolidated financial statements and the effectiveness of Hudson Technologies, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Stamford, CT

March 24, 2022